Exhibit 4.4 Execution Version 1 HN\1299952.4 FIRST AMENDMENT TO THE OMNIBUS AGREEMENT This First Amendment, dated as of 9 November, 2015 (this “First Amendment”), to the Omnibus Agreement (the “Omnibus Agreement”), is by and among VTTI B.V., a company incorporated in the Netherlands (“VTTI”), VTTI Energy Partners LP, a Marshall Islands limited partnership (the “Partnership”), VTTI Energy Partners GP LLC, a Marshall Islands limited liability company and the general partner (the “General Partner”) of the Partnership, VTTI MLP Partners B.V., a company incorporated in the Netherlands, VTTI MLP Holdings Ltd, a company incorporated in the United Kingdom, VTTI MLP B.V., a company incorporated in the Netherlands (“VTTI Operating”), and, solely for the purposes of Article V, Vitol Holding B.V., a company incorporated in the Netherlands (“Vitol”), and MISC Berhad, a company incorporated in Malaysia (“MISC”). Capitalized terms used herein and not defined shall have the definitions set forth in the Omnibus Agreement. WHEREAS, pursuant to Section 5.1 of the Omnibus Agreement, during the Guarantee Period, VTTI has agreed to pay to VTTI Operating the VTTI Guarantee Amount under certain circumstances. WHEREAS, pursuant to Section 5.2 of the Omnibus Agreement, during the Guarantee Period, each of Vitol and MISC, jointly and severally, have agreed to pay the VTTI Guarantee Amount to VTTI Operating in the event of nonpayment by VTTI in accordance with the terms of the Omnibus Agreement. WHEREAS, Vitol has agreed to extend or enter into new terminaling services agreements with terms expiring on or after the end of each agreement’s respective Guarantee Period Expiration Date and at rates and capacity, in the aggregate, equal to or greater than the rates and capacity currently set forth in the Vitol Terminaling Services Agreements. WHEREAS, the parties have determined that the guarantees by VTTI, Vitol and MISC are no longer necessary, advisable or appropriate from and after the effective date of the new Vitol terminaling services agreements, and the General Partner has determined, in the exercise of its good faith business judgment, that the termination of such guarantees is not adverse in any material respect to the holders of Common Units. WHEREAS, this First Amendment to the Omnibus Agreement has been approved by the Conflicts Committee. AMENDMENT NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

HN\1299952.4 1. As of the date hereof, Vitol has executed and delivered the terminaling services agreements listed on Schedule A hereto. 2. In consideration of the execution and delivery of the terminaling services agreements listed on Schedule A hereto, Section 5.1, Section 5.2 and Section 5.3 of the Omnibus Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof: “[Reserved]” 3. Each of the undersigned hereby acknowledge and agree that VTTI, MISC and Vitol have no liabilities under Section 5.1, Section 5.2 or Section 5.3 of the Omnibus Agreement and all rights and obligations of each of VTTI, MISC and Vitol are discharged and released. 4. Except as expressly set forth herein, all other terms and conditions of the Omnibus Agreement shall remain in full force and effect. 5. This First Amendment shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this First Amendment to the laws of another state. 6. This First Amendment may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, would be adverse in any material respect to the holders of Common Units. 7. This First Amendment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document and shall be construed together and shall constitute one and the same instrument. [Remainder of page intentionally left blank]

Signature Page to First Amendment to Omnibus Agreement IN WITNESS WHEREOF, the parties have executed this First Amendment on, and effective as of, the date first set forth above. VTTI B.V. /s/ Robert Nijst Name: Robert Nijst Title: Director VTTI MLP Partners B.V. /s/ Robert Nijst Name: Robert Nijst Title: Director VTTI Energy Partners GP LLC /s/ Robert Nijst Name: Robert Nijst Title: Director VTTI Energy Partners LP By: VTTI Energy Partners GP LLC, its general partner /s/ Robert Nijst Name: Robert Nijst Title: Director VTTI MLP Holdings Ltd /s/ Robert Nijst Name: Robert Nijst Title: Director VTTI MLP B.V. /s/ Robert Nijst Name: Robert Nijst Title: Director

Signature Page to First Amendment to Omnibus Agreement Vitol Holding B.V. /s/ A. P. Eeltink Name: A. P. Eeltink Title: Managing Director /s/ G.R. Skern Name: G.R. Skern Title: Managing Director MISC Berhad /s/ Yee Yang Chien Name: Yee Yang Chien Title: President / CEO

SCHEDULE A

VITOL TERMINALING SERVICES AGREEMENTS

Terminal	Vitol Terminaling Services Agreement	Vitol Terminaling Services Agreement Expiration Date
Amsterdam	Term Storage Agreement, dated as of January 1, 2015, between Eurotank Amsterdam B.V. and Vitol S.A. (VITOLMD-ETA-2015-01), as amended by Amendment Agreement No. 1 dated March 26, 2015 and Amendment Agreement No. 2 dated November 9, 2015	December 31, 2019
Amsterdam	Storage and Handling Contract, dated as of January 1, 2011, between Eurotank Amsterdam B.V. and Vitol S.A. (ETA-V.MOGAS-1) as amended by Amendment I dated October 10, 2012, Amendment II dated January 1, 2013, Amendment (III) dated April 7, 2014, and Amendment Agreement No. IV dated November 9, 2015	December 31, 2019
Antwerp	Term Storage Contract, dated as of August 15, 2010, between Antwerp Terminal and Processing Company and Vitol S.A. bearing contract number 2010-04 (Jet), as amended by Amendment Agreement No. 1 dated July 2, 2014, Amendment Agreement No. 2 dated April 28, 2015, Amendment Agreement No. 3 dated June 24, 2015, and Amendment Agreement No. 4 dated November 9, 2015	December 31, 2018
Antwerp	Term Storage Contract, dated as of September 17, 2010, between Antwerp Terminal and Processing Company and Vitol S.A. bearing contract number 2010-01 (MD), as amended by Amendment Agreement No. 1 dated April 28, 2015, Amendment Agreement No. 2 dated April 28, 2015, Amendment Agreement No. 3 dated June 26, 2015, and Amendment Agreement No. 4 dated November 9, 2015	December 31, 2018
Rotterdam	Term Storage Agreement, dated as of October 1, 2014, between Euro Tank Terminal B.V. and Vitol S.A. bearing contract number VITOLFO-ETT-2014-01 (FO), as amended by Amendment 1 dated January 3, 2015, Amendment Agreement (No. 2) dated January 22, 2015, and Amendment Agreement No. 3 dated November 9, 2015	September 30, 2019
Rotterdam	Storage Contract, dated as of July 5, 2012, between Euro Tank Terminal B.V. and Vitol S.A. bearing contract number ETT-11-METH-02 (Methanol), as amended by Amendment Agreement (No. 1) dated March 1, 2013, Amendment Agreement (No. 2) dated December 23, 2013,	September 30, 2019

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	Amendment Agreement (No. 3) dated January 22, 2015, Addendum (No. 4) dated March 20, 2015, and Amendment Agreement No. 5 dated November 9, 2015	
Rotterdam	Storage Contract, dated as of September 29, 2011, between Euro Tank Terminal B.V. and Vitol S.A. bearing contract number 2011-13 (MDII), as amended by Amendment Agreement No. 1 November 9, 2015	September 30, 2019
Rotterdam	Storage Contract, dated as of September 30, 2011, between Euro Tank Terminal B.V. and Vitol S.A. bearing contract number 2011-10 (MDIII), as amended by Amendment Agreement dated January 22, 2015 and Amendment Agreement No. 2 dated November 9, 2015	September 30, 2019
Rotterdam	Storage Contract, dated as of September 30, 2011, between Euro Tank Terminal B.V. and Vitol S.A. bearing contract number 2011-09 (Jet) as amended by Amendment Agreement No. 1 dated January 22, 2015 and Amendment Agreement No. 2 dated November 9, 2015	September 30, 2019
Rotterdam	Storage Contract, dated as of September 29, 2011, between Euro Tank Terminal B.V. and Vitol S.A. bearing contract number 2011-11 (Naphtha), as amended by Amendment Agreement No. 1 dated January 3, 2014, Amendment Agreement No. 2 dated January 22, 2015 and Amendment Agreement No. 3 dated November 9, 2015	September 30, 2019
Seaport Canaveral	Terminalling Services Contract, dated as of February 1, 2010, between Seaport Canaveral, Corp. and Vitol Inc. bearing contract number C100101, as amended by Amendment Agreement dated December 2, 2014 and Amendment Agreement No. 2 dated November 9, 2015	March 31, 2019
Fujairah	Term Storage Agreement No. 2015-VB between VTTI Fujairah Terminals Ltd FZC and Vitol S.A. dated October 26, 2015	June 30, 2019

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